                                                                   EXHIBIT 12.1

National Waterworks, Inc.
Exhibit 12.1 Calculation of Ratio of Earnings to Fixed Charges

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
                                                                     Predecessor

                                   --------------------------------------------------
                                          12 Months          3 months       1 month
                                            Ended              Ended         Ended
                                         December 31,         March 31,     April 30,
                                   -----------------------  ------------  -----------
                                      1997         1998         1999          1999
                                   -----------  ----------  ------------  -----------
Ratio of Earnings to Fixed
Charges:

Income (loss) before income
taxes and cumulative effect of a
change in accounting principle         42,640      53,140       8,905        (14,423)
Fixed Charges                           3,462       3,732         960            316
                                   ----------   ---------   ---------    -----------
    Earnings for purposes of
     computation                       46,102      56,872       9,865        (14,107)
                                   ==========   =========   =========    ===========

Fixed Charges Computation:
Interest Expense                          541         438          87             19
Interest component of rent
 expense                                2,921       3,294         873            297
                                   ----------   ---------   ---------     ----------
    Fixed charges for purposes of
     computation                        3,462       3,732         960            316
                                   ==========   =========   =========    ===========

Ratio of Earnings to Fixed

 Charges                                 13.3 x      15.2 x      10.3 x            -
                                   ==========   =========   =========     ==========
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
                                                                                                                 National
                                                                                                                Waterworks,
                                                                                                                   Inc.
                                                    U.S Filter Distribution Group, Inc.                          Pro Forma
                                          ---------------------------------------------------------------    ----------------
                                            8 months            12 months               9 Months                12 Months
                                             Ended                Ended                   Ended                   Ended
                                           December 31,         December 31,            September 30,          September 30,
                                          --------------    --------------------    ---------------------    ----------------
                                               1999           2000        2001         2001        2002            2002
                                          --------------    --------   ---------    ---------    --------    ----------------
Ratio of Earnings to Fixed
Charges:

Income (loss) before income
taxes and cumulative effect of a
change in accounting principle                  44,476       56,800      58,074      45,622       66,554             48,948
Fixed Charges                                    2,853        4,385       4,566       3,419        3,444             44,375
                                            ----------      -------    --------     -------      -------       ------------
    Earnings for purposes of
    computation                                 47,329       61,185      62,640      49,041       69,998             93,323
                                            ==========      =======    ========     =======      =======       ============
Fixed Charges Computation:
Interest Expense                                   120           86          79          67           31             39,642
Interest component of rent
expense                                          2,733        4,299       4,487       3,352        3,413              4,548
                                            ----------      -------    --------     -------      -------       ------------
    Fixed charges for purposes of
    computation                                  2,853        4,385       4,566       3,419        3,444             44,190
                                            ==========      =======    ========     =======      =======       ============
Ratio of Earnings to Fixed

  Charges                                         16.6 x       14.0 x      13.7 x      14.3 x       20.3 x              2.1 x
                                            ==========      =======    ========     =======      =======       ============
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